AGREEMENT AND CONSENT TO SURRENDER OF COLLATERAL

This AGREEMENT AND CONSENT TO SURRENDER OF COLLATERAL (this “Consent”) is made as of the 1st day of December 2010, by Compliance Systems Corporation, a Nevada corporation having an address at 50 Glen Street, Suite 308, Glen Cove, NY 11542 (the “Debtor”), Call Compliance Inc., a New York corporation, and a subsidiary of Debtor having an address at 111 Nesconset Highway, Suite 220, Hauppauge, NY 11788 (“Call Compliance”) and Execuserve Corp. a Virginia corporation, and a subsidiary of Debtor having an address at 6688 Main Street, Gloucester, VA 23061 (“Execuserve” and together with Call Compliance, each a “Guarantor” and collectively, the “Guarantors”)  in favor of Agile Opportunity Fund, LLC, a Delaware limited liability company having an address at 1175 Walt Whitman Road, Suite 100A, Melville, NY 11747 (the “Secured Party”).

RECITALS

WHEREAS, the Debtor, the Guarantors and the Secured Party entered into an Amended and Restated Securities Purchase Agreement, dated on or about February 5, 2010, as amended (the “Purchase Agreement”), pursuant to which the Secured Party purchased two Secured Convertible Debentures from the Debtor in the aggregate face amount of $1,940,000.00 (each, a “Debenture” and collectively, the “Debentures”);

WHEREAS, each of the Guarantors executed a Guaranty Agreement in favor of the Secured Party dated on or about February 9, 2010 (the “Guaranty”) pursuant to which each Guarantor guaranteed the obligations of Debtor to the Secured Party under the Debentures;

WHEREAS, the Debtor executed an Amended and Restated Security Agreement dated on or about February 9, 2010, in favor of the Secured Party, as amended (the “CSC Security Agreement”) pursuant to which the Debtor granted the Secured Party a first priority lien and security interest in all of the assets of the Debtor (the “CSC Collateral”), to secure its obligations to the Secured Party, including without limitation, the repayment of the Debentures; and
WHEREAS, Execuserve executed a Guarantor Security Agreement in favor of Agile dated on or about February 9, 2010 (the “Execuserve Security Agreement”) pursuant to which Execuserve granted the Secured Party a first priority lien and security interest in all of the assets of Execuserve (the “Execuserve Collateral”) to secure the repayment of the Debentures;

WHEREAS, Call Compliance executed a Guarantor Security Agreement in favor of Agile dated on or about February 9, 2010 (the “Call Compliance Security Agreement” and together with the CSC Security Agreement and the Execuserve Security Agreement, the “Security Agreements”) pursuant to which Call Compliance granted the Secured Party a first priority lien and security interest in all of the assets of Call Compliance (the “Call Compliance Collateral” and together with the CSC Collateral, the “Collateral”) to secure the repayment of the Debentures;

WHEREAS, the Secured Party provided notice to Debtor of a default in payment under the Debentures and acceleration of the all amounts due thereunder on or about November 18, 2010 and such payment default has not been cured, thereby constituting an Event of Default under the Debentures; and

WHEREAS, the Debtors and the Guarantors are unable to repay the amounts outstanding under the Debentures (the “Secured Indebtedness”); and

WHEREAS, the Secured Party desires to accept the Collateral in full satisfaction of the Secured Indebtedness and the Debtor and the Guarantors desire to consent to such acceptance of the Collateral in full satisfaction of the Secured Indebtedness.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Admission of Inability to Pay Debts; Election to Foreclose.  The Debtor and each Guarantor hereby acknowledge and agree that payments under the Debentures are past due (and the applicable cure period has expired) which is a default under the Debentures, the Guaranty and the Security Agreement and that the entire Secured Indebtedness is immediately due and payable. The Debtor and the Guarantors acknowledge that they are unable to repay the Secured Indebtedness.  In accordance with the terms of the Security Agreements and the Uniform Commercial Code, the Secured Party hereby, elects to foreclose on and take title to the Collateral as of the date hereof.

2.           Surrender of Collateral.  The Secured Party hereby consents and agrees to accept the Collateral in full satisfaction of the Secured Indebtedness.  Pursuant to Section 9-620 of the New York Uniform Commercial Code (the "UCC"), the Debtor and each Guarantor hereby consents to the acceptance of the Collateral by the Secured Party in full satisfaction of the Secured Indebtedness and the Secured Party hereby directs and the Debtor and each Guarantor hereby agrees to surrender, assign or transfer the Collateral to the Secured Party.  The effective date of the surrender, assignment or transfer of Collateral hereunder shall be the date first set forth above.

3.           Waiver.  Pursuant to UCC Section 9-624, the Debtor and each Guarantor hereby waives all rights, if any, in and to: (i) notification of disposition of collateral under UCC Section 9-611; (ii) the right to require disposition of collateral under UCC Section 9-620(e); and (iii) the right to redeem collateral under UCC Section 9-623.

4.           Further Assurances.  The Debtor and each Guarantor hereby agrees to execute and deliver such other instruments, and take such other action, as the Secured Party may request in connection with the surrender of the Collateral to the Secured Party as contemplated herein including without limitation filing any documents necessary or appropriate to transfer record ownership of any Collateral to the Secured Party.

5.           Governing Law and Interpretation.  This Consent shall be governed and conformed in accordance with the laws of the State of New York, without regard to its choice or conflict of laws provisions and each party hereby consents to the exclusive jurisdiction of the Supreme Court located in the County of Nassau, State of New York in connection with any dispute arising from or relating to this Agreement, or otherwise relating to the parties relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

6.           Counterparts. This Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Consent to Surrender of Collateral to be duly executed as of the date first written above.

Debtor:

COMPLIANCE SYSTEMS CORPORATION

By:	/s/ Barry M. Brookstein
Name: Barry M. Brookstein
Title: Chief Executive Officer

Guarantors:

EXECUSERVE CORP.

By:	/s/ Barry M. Brookstein
Name: Barry M. Brookstein
Title: Chief Financial Officer

CALL COMPLIANCE INC.

By:	/s/ Barry M. Brookstein
Name: Barry M. Brookstein
Title: Chief Financial Officer

Secured Party:

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member

By:	/s/ David I. Propis
Name: David I. Propis
Title: Managing Member